UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Beverly National Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BEVERLY NATIONAL CORPORATION

240 Cabot Street

Beverly, Massachusetts 01915

(978) 922-2100

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on April 26, 2005

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Beverly National Corporation (the “Company”), will be held on Tuesday, April 26, 2005, at the Danvers office of Beverly National Bank, 107 High Street, Danvers, Massachusetts at 9:00 a.m., local time (together with any adjournments and postponements thereof, the “Annual Meeting”) for the following purposes:

1.	To fix the number of directors who shall constitute the full Board of Directors at eleven.

2.	To elect three Directors of the Company for a three-year term.

3.	Ratification of the appointment of independent auditor.

4.	To adopt the 2005 Restricted Stock Plan.

5.	To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

The Board of Directors of the Company has fixed the close of business on March 15, 2005 as the record date (the “Record Date”) for determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. In the event that there are not sufficient votes to approve the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit further solicitation of proxies by the Company.

The above matters are described in detail in the accompanying Proxy Statement.

By Order of the Board of Directors,

Paul J. Germano, Clerk

Beverly, Massachusetts

March 25, 2005

Whether or not you plan to attend the Annual Meeting in person, please complete and sign the enclosed proxy and return it promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the Annual Meeting and desire to withdraw your proxy and vote in person, you may do so.

If your shares are in a brokerage or fiduciary account, your broker or bank will send you a voting instructions form instead of a proxy card. Please follow the instructions on that form to tell them how to vote your shares. We encourage you to use the telephone voting option provided with such forms. Please do not send the voting information form to us. If you wish to attend the meeting and vote your shares in person, you must follow the instructions on the voting information form to obtain a legal proxy from your broker or bank.

If you receive multiple Proxy or Voting Instruction Forms in a single mailing with this Proxy Statement and one copy of our Annual Report, your mailing may have been “householded” to cut down on duplication. If you want more copies of the Proxy Statement or Annual Report, please write or call Paul J. Germano, Clerk, Beverly National Corporation, 240 Cabot Street, Beverly, MA 01915 (978) 922-2100.

BEVERLY NATIONAL CORPORATION

240 Cabot Street

Beverly, Massachusetts 01915

(978) 922-2100

PROXY STATEMENT

The Company

Beverly National Corporation (the “Company”) is a bank holding company principally conducting business through Beverly National Bank (the “Bank”).

VOTING, REVOCATION AND SOLICITATION OF PROXIES

1.	Annual Meeting

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2005 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the Danvers office of Beverly National Bank, 107 High Street, Danvers, Massachusetts, at 9:00 a.m. local time on Tuesday, April 26, 2005, and together with any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement.

At the Annual Meeting, stockholders of the Company will be asked to consider and vote upon the following matters:

1.	To fix the number of directors who shall constitute the full Board of Directors at eleven.

2.	To elect three Directors of the Company for a three-year term.

3.	To ratify the appointment of Shatswell, MacLeod & Company, P.C., as independent auditor for the Company for the fiscal year ended December 31, 2005.

4.	To adopt the Beverly National Corporation 2005 Restricted Stock Plan.

5.	To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

2.	Record Date

The Company mailed this Proxy Statement and enclosed proxy card on or about March 25, 2005 to all stockholders entitled to vote at the Annual Meeting. The Board of Directors of the Company fixed the close of business on March 15, 2005 as the Record Date. Only the holders of record of shares of Company’s common stock (the “Common Stock”) at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. At the Record Date, 1,868,062 shares of Common Stock were outstanding and entitled to vote.

Proxies, Voting and Revocations

Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed in the proxy. If a proxy is submitted and no directions are given, the proxy will be voted for the approval and adoption of the proposals to be considered at the Annual Meeting.

A holder of record of Common Stock may revoke a proxy by filing an instrument of revocation with Paul J. Germano, Clerk of the Company, 240 Cabot Street, Beverly, Massachusetts 01915. Such stockholder may also revoke a proxy by filing a duly executed proxy bearing a later date, or by appearing at the Annual Meeting in person, notifying the Clerk, and voting by ballot at the Annual Meeting. Any stockholder of record attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the mere presence (without notifying the Clerk) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

The presence in person or by proxy of at least a majority of the total number of issued and outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, a plurality of the shares of Common Stock voting in person or represented by proxy at the Annual Meeting is necessary to elect each of the nominees for Director and a majority of the shares of Common Stock voting is necessary to decide all other matters. Each share of the Common Stock entitles the stockholder to one vote.

In accordance with applicable state law, abstentions, votes withheld for director nominees and broker non-votes (shares represented at the meeting which are held by a broker or other nominee and as to which (i) instructions have not been received from the beneficial owner or the person entitled to vote and (ii) the broker or nominee does not exercise voting power) shall be treated as shares that are present and entitled to vote for the purpose of determining whether a quorum is present. Abstentions and broker non-votes will not be counted as voting at the Annual Meeting and, therefore, will have no effect on the outcome of Proposals One, Two, Three or Four.

Solicitation and Other Expenses

The Company will bear the cost of soliciting proxies from its stockholders, including mailing costs and printing costs in connection with this Proxy Statement. In addition to the use of the mails, proxies may be solicited by the directors, officers and certain employees of the Company and by personal interview, telephone, or telegram. Such directors, officers, and employees will not receive additional compensation for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock. The Company may reimburse such custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

PROPOSAL ONE

FIXING NUMBER OF DIRECTORS AT ELEVEN

The persons named as proxies intend to vote to fix the number of Directors for the ensuing year at eleven (11) and vote for the election of the individuals named below as nominees for election as Director. If any nominee should not be available for election at the time of the meeting, the persons named as proxies may vote for another person in their discretion or may vote to fix the number of Directors at less than eleven (11). The Board of Directors does not anticipate that any nominee will be unavailable.

The Board of Directors recommends that stockholders vote “FOR” the Proposal fixing the number of directors at eleven (11). The affirmative vote of a majority of the shares voting in person or in proxy is required to approve Proposal One.

PROPOSAL TWO

ELECTION OF DIRECTORS

The Board of Directors of the Company is divided into three (3) classes as nearly equal in number as possible. Classes of Directors serve for staggered three (3) year terms. A successor class is to be elected at each annual meeting of stockholders when the terms of office of the members of one class expire. Vacant directorships may be filled, unless and until filled by stockholders, by the vote of a majority of the Directors then in office.

At the Annual Meeting, three persons will be elected Directors of the Company to serve for a three-year term until the 2008 Annual Meeting of the Stockholders, and until their successors are elected and qualified. The Board of Directors of the Company has nominated Donat A. Fournier and Mark B. Glovsky, whose terms expire in 2005, for reelection as Directors of the Company for three-year terms. The Board of Directors of the Company has also nominated Kevin M. Burke for election as a Director of the Company for a three-year term.

Unless authority to do so has been withheld or limited in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy “FOR” the election of each of the nominees named above as Directors of the Company. The Board of Directors believes that each of the nominees will stand for election and, if elected, will serve as a Director. However, if any nominee fails to stand for election or is unable to serve, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

The Board of Directors recommends that stockholders vote “FOR” the Proposal to elect each of the three (3) nominees to the Board of Directors for a term of three (3) years. A plurality of the shares voted in person or by proxy is required to elect each director.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth each of the Directors who will continue in office after the Annual Meeting, each nominee for election as Director, and the Executive Officers of the Company and of the Bank. Neiland J. Douglas, Jr. is also a Director whose term will expire at the 2005 Annual Meeting; Mr. Douglas is retiring and is not seeking reelection. Each Executive Officer holds office until the first

Directors’ meeting following the annual meeting of stockholders and thereafter until his or her successor is elected and qualified. Each Director of the Company is also a Director of the Bank.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING FOR A 3-YEAR TERM

Name	Age	Director Since	Principal Occupation During Past 5 Years
Donat A. Fournier	56	2002	President & Chief Executive Officer of Company & Bank; Senior Vice President of Webster Bank

Mark B. Glovsky	57	1996	Attorney, Partner of the Law Firm of Glovsky & Glovsky

Kevin M. Burke	58	—	President, Burke and Mawn Consulting, LLC; Of Counsel, Gadsby Hannah, LLP; District Attorney, Essex County

DIRECTORS WHO’S TERMS WILL EXPIRE AT THE 2006 ANNUAL MEETING

Name	Age	Director Since	Principal Occupation During Past 5 Years
John N. Fisher	64	1989	President, Fisher & George Electrical Co., Inc.

Alice B. Griffin	67	1992	Consultant

Robert W. Luscinski	63	1999	Certified Public Accountant

James D. Wiltshire	73	1993	Consultant

DIRECTORS WHO’S TERMS WILL EXPIRE AT THE 2007 ANNUAL MEETING

Name	Age	Director Since	Principal Occupation During Past 5 Years
Richard H. Booth	70	1993	Stockbroker – Retired

Suzanne S. Gruhl	58	2004	Chief Financial Officer, YWCA Boston; Partner, Parent McLaughlin & Nangle, CPAs

Clark R. Smith	67	1994	Attorney, Family Foundation

Michael F. Tripoli	47	2004	Partner, Grandmaison Tripoli LLP, Certified Public Accountant

EXECUTIVE OFFICERS

(other than Directors)

Name	Age	Position	Business Experience During Past Five Years
John R. Putney	61	Vice President of Company; Executive Vice President & Senior Loan Officer of Bank	Regional President of Banknorth-Massachusetts North Shore region; President & CEO of Warren Five Cents Savings Bank & Warren Bancorp

John L. Good, III	62	Executive Vice President of Bank	Consultant, Good Consulting, LLC; Vice President, Northeast Health Systems

Peter E. Simonsen	54	Treasurer of Company; Senior Vice President & Chief Financial Officer of Bank	Treasurer of Company; Senior Vice President & Chief Financial Officer of Bank

James E. Rich, Jr.	53	Vice President of Company; Senior Vice President & Senior Trust Officer of Bank	Vice President of Company; Company; Senior Vice President & Senior Trust Officer of Bank

Paul J. Germano	46	Vice President & Clerk of Company; Senior Vice President, Chief Operations Officer & Cashier of Bank	Vice President & Clerk of Company; Senior Vice President, Chief Operations Officer & Cashier of Bank

THE BOARD OF DIRECTORS, ITS COMMITTEES, AND COMPENSATION

The Board of Directors of the Company met seven (7) times during 2004, and the Board of Directors of the Bank met seventeen (17) times during 2004. The Board has various committees. The members of the committees are elected by the Board of Directors based upon recommendations of the Governance and Nominating Committee of the Board of Directors.

During 2004, no Director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Company’s Board of Directors that he/she was entitled to attend, and (2) the total number of meetings held by all committees of the Company’s Board of Directors on which he/she served.

The following is a description of the Governance and Nominating, Audit and Compensation and Benefits Committees of the Board of Directors.

Governance and Nominating Committee

The Company’s Governance and Nominating Committee (the “Nominating Committee”) is comprised of Directors Booth, Griffin and Luscinski. Mr. Douglas chairs the Nominating Committee. The Nominating Committee met five (5) times during fiscal year 2004. Each of the members of the Nominating Committee is independent in accordance with the standards of the American Stock Exchange (the “AMEX”).

The Nominating Committee recommends nominees to the Board for election or reelection as Directors. A current copy of the nominating committee’s charter is available on the Company’s website at www.beverlynational.com.

The Nominating Committee does not have a policy with regard to consideration of Director candidates recommended by stockholders. The Board of Directors considers the qualifications listed below as appropriate qualifications for Director candidates and believes that the Company and its stockholders would not benefit from policies that address nominations of Directors by stockholders.

The Governance and Nominating Committee seeks candidates who possess some or all of the following characteristics:

•	Sound business judgment as necessary to understand the Company’s financial and operating performance, and to provide strategic guidance to management.

•	Business management experience as required to carry out the Board’s responsibilities.

•	Integrity, commitment, honesty and objectivity.

•	An informed understanding about (i) banking principles, (ii) bank operations/technology, (iii) pertinent laws, policies and regulations, (iv) markets and trends affecting the financial services industry (and the Bank in particular) and (v) local economic and business opportunities.

•	Communication skills to establish effective relationships with other Directors, officers of the Company, and, when appropriate, the general public regarding the Company.

•	Where possible, candidates should not have relationships with the Company or the Bank that may compromise the candidate’s independent status.

•	Where possible, the candidate should add to the diversity of the Board with respect to age, sex, race and ethnicity. The Board will not discriminate on the basis of sex, race, color, gender, national origin, religion or disability.

•	Candidates should hold business or civic leadership positions.

•	Skills in financial management, asset management and legal and business services.

•	Geographic representation consistent with the Bank’s present and future branch locations.

The selection process for identifying and evaluating nominees for Director shall adhere to the following guidelines:

•	Candidates will be identified by Board members and senior management.

•	As needed, an outside consultant will be retained to identify candidates.

•	The evaluation process will be conducted under the direction of the Governance and Nominating Committee based on the above criteria and will include interviews of the candidate by members of the Governance and Nominating Committee, other Directors and members of senior management. Background checks of candidates will also be included.

To date, no outside consultant has been retained to identify candidates.

Audit Committee

The Company’s Audit Committee is comprised of Directors Gruhl, Luscinski and Wiltshire. Mr. Luscinski chairs the Audit Committee. The Audit Committee met five (5) times during fiscal year 2004. Each of the members of the Audit Committee is independent in accordance with the standards of the AMEX and the rules of the Securities and Exchange Commission (the “SEC”).

The Audit Committee reviews the financial statements and scope of the annual audit, monitors internal financial and accounting controls, and appoints the independent certified public accountants.

The Board of Directors has adopted a written charter for The Audit Committee, which is included as Appendix A to this Proxy Statement.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2004 with the Company’s management. The Audit Committee has discussed with Shatswell, MacLeod & Co., P.C., the Company’s independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from Shatswell, MacLeod & Co., P.C. required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees) and has discussed with Shatswell, MacLeod & Co., P.C. its independence. Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

Beverly National Corporation Audit Committee:

Robert W. Luscinski, Chairman Suzanne S. Gruhl James D. Wiltshire

Compensation and Benefits Committee

The current members of the Company’s Compensation and Benefits Committee (the “Compensation Committee”) are Directors Booth, Griffin, Luscinski and Smith; Mrs. Griffin chairs the Compensation Committee. The members of the Compensation Committee also serve as the Bank’s Compensation Committee. The Compensation Committee met seven (7) times during fiscal year 2004.

The Compensation Committee reviews and approves compensation levels for the Bank’s executive officers and oversees and administers the Company’s executive compensation programs. The Company currently pays no direct compensation to any of its officers because the Company’s officers are compensated as officers of the Bank.

Report of the Compensation and Benefits Committee

The Bank endeavors to pay competitive base salaries to its employees and subscribes to various surveys of the compensation paid for various positions by other banks of similar size in order to determine appropriate salary levels. In addition, the Bank has historically used the payment of bonuses to reward above-average performance. Bonuses are based on an assessment of various factors including financial performance, the attainment of corporate goals and individual performance. In establishing levels of remuneration, the Compensation Committee endeavors to take into consideration an individual’s performance, level of expertise, responsibilities, length of service to the Bank and comparable levels of remuneration paid to executives of other companies of comparable size and development within the industry. No individual executive participates in the review, discussion or decisions of the Compensation Committee regarding his or her remuneration.

In addition to base salary and bonuses paid by the Bank, the Company is proposing to utilize long-term equity based compensation as a means of compensating and incentivizing its executive officers. For discussion of the Company’s 2005 Restricted Stock Plan, see Proposal Four.

The Fournier Employment Agreement provides Mr. Fournier annual grants of 500 shares of Common Stock for five (5) years.

The Company has entered into agreements with each of the Named Executive Officers, which provide, in the event of certain change-in-control transactions, for the acceleration of options held by such officers whereby each such option shall become exercisable to the extent of the number of shares that would otherwise vest if the officer remained employed by the Company or its successor for two (2) years after the effective date of the transaction, subject to certain conditions.

The Committee reviews the Chief Executive Officer’s performance annually and adjusts his compensation based on the previously mentioned factors, the Bank’s performance and a comparison of the Chief Executive Officer’s salary and the salaries paid to chief executive officers of various other institutions. The Board of Directors has historically used the payment of bonus to reward the Chief Executive Officer’s performance. The bonus is based on an assessment of various factors including financial performance, attainment of goals, and individual performance. In establishing levels of remuneration, the Compensation Committee endeavors to take into consideration the Chief Executive Officer’s performance, level of expertise, responsibilities, experience, and comparable levels of remuneration paid to executives of other companies of comparable size within the industry. The Chief Executive Officer does not participate in the review, discussion, or decision of the Compensation Committee regarding his remuneration.

Beverly National Corporation Compensation Committee:

Alice B. Griffin, Chairperson
Richard H. Booth
Robert W. Luscinski
Clark R. Smith

Board of Directors Compensation

The Company pays no cash compensation to its Directors for their services as Directors. Directors of the Bank are paid a monthly fee of $1,334. The Lead Director, currently Neiland J. Douglas, Jr., is paid a monthly fee of $1,417. Any Director serving on a committee is compensated at the rate of $350 per committee meeting; committee Chairs are compensated at $550 per committee meeting, and Directors participating in a committee telephone meeting are compensated at the rate of $50 per telephone meeting.

Board of Directors’ Communications with Stockholders

The process the Board provides for stockholders to send communications to the Board is through the Company’s address at 240 Cabot Street, Beverly, Massachusetts, 01915. If the document is individually addressed for a Board member, it is held sealed until the member accepts receipt. If the communication is not individually addressed, the Chairman or Lead Director will accept receipt.

It is the Company’s policy to strongly recommend to members of the board the importance of attendance at the Company’s annual meeting. All of the directors attended last years’ annual meeting.

OWNERSHIP BY MANAGEMENT AND OTHER STOCKHOLDERS

The following table and related notes set forth certain information regarding stock owned by each of the Directors and Executive Officers of the Company and Bank and by all Executive Officers and Directors of the Company as a group at March 15, 2005. The percentages are based upon the 1,868,062 shares of Common Stock outstanding on March 15, 2005.

OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

Name of Owner (1)	Number of Shares Beneficially Owned(2)(3)		Percentage of Outstanding Shares
Richard H. Booth	23,188	(4)(5)	1.24%

Kevin M. Burke	100		0.01%

Neiland J. Douglas, Jr.	12,049	(4)(6)(7)	0.64%

John N. Fisher	19,303	(4)(8)	1.03%

Donat A. Fournier	6,000		0.32%

Mark B. Glovsky	6,564	(4)	0.35%

Alice B. Griffin	20,059	(4)	1.07%

Suzanne S. Gruhl	100		0.01%

Robert W. Luscinski	3,654	(4)	0.20%

Clark R. Smith	13,824	(4)	0.74%

Michael F. Tripoli	100		0.01%

James D. Wiltshire	21,924	(4)	1.17%

ADDITIONAL EXECUTIVE OFFICERS

John R. Putney	500		0.03%

John L. Good, III	25,463		1.36%

Peter E. Simonsen	16,290	(4)(9)	0.87%

James E. Rich, Jr.	7,275	(4)(10)	0.39%

Paul J. Germano	15,895	(4)(11)	0.85%

All Directors and Executive Officers as a group (17 persons)	166,825	(4)	10.12%

(1)	The individuals listed can be contacted through the Company (Beverly National Corporation, 240 Cabot Street, Beverly, MA 01915)

(2)	Based upon information provided to the Company by the indicated persons. The number of shares that each individual has the option to purchase has been added to the number of shares actually outstanding for the purpose of calculating the percentage of such person’s ownership.

(3)	Under regulations of the SEC, a person is treated as the beneficial owner of a security if the person, directly or indirectly (through contract, arrangement, understanding, relationship or otherwise) has or shares (a) voting power, including the power to vote or to direct the voting, of such security, or (b) investment power with respect to such security, including the power to dispose or direct the disposition of such security. A person is also deemed to have beneficial ownership of any security that such person has the right to acquire within 60 days. Unless indicated in another footnote to this tabulation, a person has sole voting and investment power with respect to the shares set forth opposite his or her name. The table does not reflect shares held by the Company’s Employee Stock Ownership Plan, as to which Messrs. Fournier, Good and Germano serve as trustees, but does include shares allocated to individual Executive Officers.

(4)	Includes stock options to purchase shares which were exercisable as of March 15, 2005, or within 60 days thereafter, as follows: Richard H. Booth, 6,269; Neiland J. Douglas, Jr., 945; John N. Fisher, 1,217; Mark B. Glovsky, 1,806; Alice B. Griffin, 945; Robert W. Luscinski, 2,772; Clark R. Smith, 2,869; James D. Wiltshire, 430; Peter E. Simonsen 4,090; James E. Rich Jr. 3,150; Paul R. Germano 7,353 and Directors and Executive Officers (as a group), 31,846.

(5)	Includes 16,919 shares held in trust.

(6)	Includes 123 shares owned by Mr. Douglas’ spouse.

(7)	Mr. Douglas will retire as a Director of the Company and of the Bank at the Annual Meeting.

(8)	Includes 3,189 shares owned jointly by Mr. Fisher and Mr. Fisher’s spouse and 14,897 shares held in trust.

(9)	Includes 2,310 shares held in trust and 630 shares owned by Mr. Simonsen’s spouse.

(10)	Includes 4,125 shares owned jointly by Mr. Rich and Mr. Rich’s spouse.

(11)	Includes 567 shares owned jointly by Mr. Germano and Mr. Germano’s spouse.

PRINCIPAL STOCKHOLDERS

The following table and related notes set forth certain information as of March 15, 2004 with respect to all persons known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock:

Name and Address of Owner	Number of Shares Directly and Beneficially Owned		Percentage of Outstanding Shares (1)
Banc Fund V, L.P. Banc Fund VI, L.P. 208 South LaSalle Street Suite 1680 Chicago, IL 60604	139,175	(2)	7.45%

Harold C. Booth Revocable Trust c/o Beverly National Bank 240 Cabot Street Beverly, MA 01915	127,870	(3)	6.85%

Beverly National Corporation Employee Stock Ownership Plan 240 Cabot Street Beverly, MA 01915	121,532	(4)	6.51%

(1)	The percentages above are based on 1,868,062 shares of common stock outstanding as of March 15, 2005.

(2)	As disclosed in Schedule 13G filed with the SEC on February 15, 2005. Banc Fund VI, L.P. (67,900) shares and Banc Fund V, L.P. (71,255) shares are managed by Charles J. Moore, who has voting and dispositive power over the shares held by each of these entities.

(3)	As disclosed in Schedule 13G filed with the SEC on February 14, 2005. Includes 97,057 shares owned by Mr. Booth’s trust and 30,813 owned by Mr. Booth’s spouse’s trust, for both of which the Bank is a trustee and shares investment and voting power.

(4)	As disclosed in Schedule 13G filed with the SEC on February 14, 2005. Messrs. Fournier, Good, III and Germano serve as trustees of the Employee Stock Ownership Plan.

EXECUTIVE COMPENSATION

Executive officers of the Company currently receive no compensation in their capacities as executive officers of the Company but are compensated as executive officers of the Bank.

I.	Summary Compensation Table

The following table sets forth information concerning the compensation for services rendered in all capacities during the last three fiscal years through 2004 earned by the President and Chief Executive Officer, and the other most highly compensated executive officers of the Company and the Bank whose total compensation exceeded $100,000 in 2004. The Executive Officers of the Company are also Executive Officers of the Bank.

Summary Compensation Table

				Long Term Compensation
		Annual Compensation		Other Annual Comp. ($)(1)	Securities Underlying Options/ SAR’s (#) (2)	All Other Com- pensation(10) ($)
Name and Principal Position	Year	Salary ($)	Bonus ($)
Donat A. Fournier(3)	2004	215,000	24,000	3,954	0	84,334	(5)
President &	2003	206,000	35,000	4,024	0	40,506	(5)
Chief Executive Officer	2002	83,333	0	1,713	0	3,099	(5)

John R. Putney (4)	2004	135,000	20,000	8,262	0	2,051	(8)
Executive Vice President &	2003	32,884	0	0	0	1,695	(8)
Senior Loan Officer

Peter E. Simonsen	2004	123,000	10,000	320	0	6,443	(6)
Senior Vice President &	2003	119,400	22,000	307	0	6,822	(6)
Chief Financial Officer	2002	115,900	22,900	291	1,050	9,900	(6)

James E. Rich, Jr.	2004	128,300	10,000	576	0	7,219	(6)
Senior Vice President &	2003	124,600	22,000	375	0	7,127	(7)
Senior Trust Officer	2002	121,000	22,800	271	1,050	10,278	(7)

Paul J. Germano	2004	112,050	10,000	195	0	6,248	(9)
Senior Vice President, Cashier	2003	108,750	22,000	71	0	6,394	(9)
& Chief Operations Officer	2002	105,550	21,100	66	1,050	9,073	(9)

(1)	Included in other annual compensation is an automobile allowance for Donat A. Fournier and Excess Group Life Insurance for Donat A. Fournier, John R. Putney, Peter E. Simonsen, James E. Rich, Jr., and Paul J. Germano.

(2)	Mr. Fournier was awarded 500 shares of Common Stock in accordance with the Fournier Employment Agreement.

(3)	Mr. Fournier was appointed President and Chief Executive Officer on August 1, 2002.

(4)	Mr. Putney was appointed Senior Vice President and Senior Loan Officer on October 10, 2003.

(5)	In 2004, amount includes $397 attributable to Life Insurance paid for the Bank for the benefit of Mr. Fournier and $9,000 attributable to the 401(k) Plan Contribution. Amount also includes $74,268 of accrued expense for a supplemental employee retirement plan for the benefit of Mr. Fournier, which is designed to provide additional retirement benefit of up to $100,000 annually for twenty years upon retirement, and $669 of income attributable to the Group Term Carve Out Plan. In 2003, amount includes $552 attributable to Life Insurance paid for the Bank for the benefit of Mr. Fournier and $2,820 attributable to the 401(k) Plan Contribution. Amount also includes $37,134 of accrued expense for a supplemental employee retirement plan for the benefit of Mr. Fournier, which is designed to provide additional retirement benefit of up to $100,000 annually for twenty years upon retirement. In 2002, amount includes $2,999 attributable to reimbursement of relocation expenses and $100 attributable to Life Insurance paid for by the Bank for the benefit of Mr. Fournier.

(6)	In 2004, amount includes $458 attributable to Life Insurance paid for the Bank for the benefit of Mr. Simonsen and $5,985 attributable to the 401(k) Plan Contribution. In 2003, amount includes $445 attributable to Life Insurance paid for the Bank for the benefit of Mr. Simonsen and $6,377 attributable to the 401(k) Plan Contribution. In 2002, amount includes $432 attributable to Life Insurance paid for the Bank for the benefit of Mr. Simonsen, $6,259 attributable to the 401(k) Plan Contribution and $3,209 attributable to the Company’s Employee Stock Ownership Plan (the “ESOP”).

(7)	In 2004, amount includes $520 attributable to Life Insurance paid for by the Bank for the benefit of Mr. Rich and $6,223 attributable to the 401(k) Plan Contribution. Amount also includes $476 of income attributable to the Group Term Carve Out Plan. In 2003, amount includes $513 attributable to Life Insurance paid for by the Bank for the benefit of Mr. Rich and $6,614 attributable to the 401(k) Plan Contribution. In 2002, amount includes $458 attributable to Life Insurance paid for by the Bank for the benefit of Mr. Rich, $6,483 attributable to the 401(k) Plan Contribution, and $3,337 attributable to the ESOP.

(8)	In 2004, amount includes $342 attributable to Life Insurance paid for by the Bank for the benefit of Mr. Putney and $979 attributable to the 401(k) Plan Contribution. Amount also includes $730 of income attributable to the Group Term Carve Out Plan. In 2003, amount was attributable to Health Insurance reimbursement by the Bank for the benefit of Mr. Putney.

(9)	In 2004, amount includes $419 attributable to Life Insurance paid for by the Bank for the benefit of Mr. Germano and $5,492 attributable to the 401(k) Plan Contribution. Amount also includes $337 of income attributable to the Group Term Carve Out Plan. In 2003, amount includes $510 attributable to Life Insurance paid for by the Bank for the benefit of Mr. Germano and $5,884 attributable to the 401(k) Plan Contribution. In 2002, amount includes $431 attributable to Life Insurance paid for by the Bank for the benefit of Mr. Germano, $5,702 attributable to the 401(k) Plan Contribution and $2,940 attributable to the ESOP.

(10)	On June 18, 2004, the Bank entered into a Group Term Insurance Carve Out Plan (the “Plan”) through which the Bank will divide the death proceeds of certain Bank-owned life insurance policies which insure the lives of certain Bank executives who elected to participate in the Plan. Plan participants signed a split-dollar policy which provides both the Bank and the individual with life insurance benefits which increase with vesting and years of service to a maximum benefit of $300,000. The policies were paid with a single premium. Policy cash values will earn interest and policy mortality costs will be charged against the cash value.

II.	Stock Options Granted in Fiscal Year 2004

The only stock options granted during 2004 to any Executive Officers of the Company and Bank were 500 shares of Common Stock awarded to Mr. Fournier in accordance with the Fournier Employment Agreement.

III.	Option Exercises and Year-End Value Table

The following table sets forth information concerning the number of options exercised during 2004 by each executive officer of the Company named in the Summary Compensation Table, the number of exercisable options and unexercisable options they held at December 31, 2004, and the value of unexercised in-the-money options they held as of such date.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized($)	Number of Shares Underlying Unexercised Stock Options as of year-end($) Exercisable(E)/Unexercisable(U)	Value ($) of Unexercised In- the-Money Stock Options as of year-end($) Exercisable(E)/Unexercisable(U)
Donat A. Fournier President of Company; President & Chief Executive Officer of Bank	—	—	—	—

John R. Putney Vice President of Company; Executive Vice President & Senior Loan Officer of Bank	—	—	—	—

Peter E. Simonsen Treasurer of Company; Senior Vice President & Chief Financial Officer of Bank	2,000	27,260	4,090(E) / 2,310(U)	50,626(E) / 31,628(U)

James E. Rich, Jr. Vice President of Company; Senior Vice President & Senior Trust Officer of Bank	—	—	3,150(E) / 2,310(U)	47,557(E) / 31,628(U)

Paul J. Germano Vice President & Clerk of Company; Senior Vice President, Cashier & Chief Operations Officer of Bank	—	—	8,452(E) / 2573(U)	96,229(E) / 33,882(U)

Employment, Change in Control, Disability Agreements

Donat A. Fournier

The Company entered into an Employment Agreement with Donat A. Fournier in July 2002 (the “Fournier Employment Agreement”). The Fournier Employment Agreement provides for Mr. Fournier’s employment as President and Chief Executive Officer of Beverly National Corporation and Beverly National Bank. The Fournier Employment Agreement will continue in effect through July 31, 2005, at which time the term of the Employment Agreement shall automatically be extended for one additional year, each year until age 66 or normal retirement age, whichever is earlier unless, not later than the preceding January 31st, either party notifies the other by written notice of his or its intent not to extend the same. The Fournier Employment Agreement provides that Mr. Fournier is to receive a base annual salary in the amount of $200,000, which may be adjusted upward from time to time in the discretion of the Company; annual grants of 500 shares of Common Stock for five (5) years; club membership; five (5) weeks paid vacation; an automobile allowance; excess group life insurance; a supplemental employee retirement plan which provides, at normal retirement age (65 years), an annual amount of $100,000 for 20 years, to be paid monthly; and eligibility to participate in other benefit plans of the Bank. The Fournier Employment Agreement also provides that during its term and for one year afterward, Mr. Fournier may not compete with the Company and its subsidiaries within their market area.

The Company also entered into a Change in Control Agreement (the “Fournier Change in Control Agreement”) with Mr. Fournier in July 2002. The Fournier Change in Control Agreement provides that in the event of a change in control of the Company, if Mr. Fournier’s employment is terminated other than for cause as defined in the agreement, disability or retirement within two years after the change in control, then he shall be entitled to a lump sum payment from the Company approximately equal to three times his average annual compensation for the previous five years, less $100.00, plus legal fees. The Fournier Change in Control Agreement additionally calls for the Company to pay, to the extent not paid by the Bank, an amount equal to Mr. Fournier’s full base salary at the rate then in effect during any period that he fails to perform his duties as a result of incapacity due to physical or mental illness until the date of termination.

Other Executive Officers

The Company entered into Employment Agreements with Peter E. Simonsen, James E. Rich Jr. and Paul J. Germano in February 2000 (the “Employment Agreements”). The Employment Agreements provide the Executive Officers employment as Company and Bank Officers. In connection with their employment, the Company will pay each an annual base salary, which annual salary shall be adjusted upward from time to time at the sole discretion of the Company. Pursuant to the Employment Agreements, the Company has agreed to provide each with fringe benefits consistent with those provided to Senior Officers of the Company and the Bank.

The Employment Agreements contain a non-compete clause pursuant to which each has agreed that while employed by the Company and for a period of one year thereafter, they may not in any capacity compete with the Company or the Bank. The term of the Employment Agreements continue in effect through December 31, 2004. At that time, the term of the Employment Agreements shall automatically be extended for two (2) years unless, no later than November 30, 2006, either party notifies the other by written notice of his intent not to extend unless the Employment Agreements are terminated due to the officer’s termination, death, disability, or if the officer is terminated for cause as defined therein. If the officer becomes disabled during the term of the Employment Agreements, the officer shall be entitled to receive all benefits payable to him under the Bank’s long-term disability income plan. If the officer is terminated for cause as defined in the Employment Agreements, he will receive all accrued and unpaid compensation through the date of such termination. The Company will maintain at the Company’s sole expense all group insurance and other employment benefit plans, programs or arrangements (other than the Bank’s retirement plan, the Bank’s profit sharing plan, 401(k) plan, and the Company’s stock option plan in which the employee was participating at any time during the twelve (12) months preceding the date of such termination).

The Company entered into Change in Control Agreements (the “Change in Control Agreements”) with Peter E. Simonsen, James E. Rich Jr., and Paul J. Germano in February 2000. These Change in Control Agreements provide that in the event of a change in control of the Company, if the officer’s employment is terminated other than for cause as defined in the Change in Control Agreements, disability or retirement, within two (2) years after the change in control, then he or she shall be entitled to a lump sum amount from the Company approximately equal to the product of the average of his annual compensation for the five (5) preceding years multiplied by two.

The Company entered into an Employment Agreement with John R. Putney in October 2003 (the “Putney Employment Agreement”). The Putney Employment Agreement provides for Mr. Putney’s employment as Senior Vice President and Senior Loan Officer of Beverly National Bank. The Putney Employment Agreement will continue in effect through October 6, 2004, at which time the term of the Employment Agreement shall automatically be extended for one additional year, each year until age 66 or normal retirement age, whichever is earlier unless, not later than the preceding September 6th, either party notifies the other by written notice of his or its intent not to extend the same. The Putney Employment Agreement provides that Mr. Putney is to receive a base annual salary in the amount of $135,000, which may be adjusted upward from time to time in the discretion of the Company; five (5) weeks paid vacation; an automobile allowance; excess group life insurance; and eligibility to participate in other benefit plans of the Bank. The Putney Employment Agreement also provides that during its term and for one year afterward, Mr. Putney may not compete with the Company and its subsidiaries within their market area.

The Company also entered into a Change in Control Agreement with Mr. Putney in October 2003 (the “Putney Change in Control Agreement”). The Putney Change in Control Agreement provides that in the event of a change in control of the Company, if Mr. Putney’s employment is terminated other than for cause as defined in the Putney Change in Control Agreement, disability or retirement within two years after the change in control, then he shall be entitled to a lump sum payment from the Company approximately equal to two times his average annual compensation for the previous five years, less $100.00, plus legal fees. The Putney Change in Control Agreement additionally calls for the Company to pay, to the extent not paid by the Bank, an amount equal to Mr. Putney’s full base salary at the rate then in effect during any period that he fails to perform his duties as a result of incapacity due to physical or mental illness until the date of termination.

The Company entered into an Employment Agreement with John L. Good, III in June 2004 (the “Good Employment Agreement”). The Good Employment Agreement provides for Mr. Good’s employment as Executive Vice President of Beverly National Bank. The Good Employment Agreement will continue in effect through June 13, 2005, at which time the term of the Good Employment Agreement shall automatically be extended for one additional year, each year until age 66 or normal retirement age, whichever is earlier unless, not later than thirty (30) days prior thereto, either party notifies the other by written notice of his or its intent not to extend the same. The Good Employment Agreement provides that Mr. Good is to receive a base annual salary in the amount of $135,000, which may be adjusted upward from time to time in the discretion of the Company; five (5) weeks paid vacation; excess group life insurance; and eligibility to participate in other benefit plans of the Bank. The Good Employment Agreement also provides that during its term and for one year afterward, Mr. Good may not compete with the Company and its subsidiaries within their market area.

The Company also entered into a Change in Control Agreement with Mr. Good in June 2004 (the “Good Change in Control Agreement”). The Good Change in Control Agreement provides that in the event of a change in control of the Company, if Mr. Good’s employment is terminated other than for cause as defined in the Good Change in Control Agreement, disability or retirement within two years after the change in control, then he shall be entitled to a lump sum payment from the Company approximately equal to two times his average annual compensation for the previous five years, less $100.00, plus legal fees. The Good Change in Control Agreement additionally calls for the Company to pay, to the extent not paid by the Bank, an amount equal to Mr. Good’s full base salary at the rate then in effect during any period that he fails to perform his duties as a result of incapacity due to physical or mental illness until the date of termination.

RELATIONSHIPS AND TRANSACTIONS WITH THE COMPANY

The Company, through its wholly-owned subsidiary, the Bank, has had, currently has, and expects to continue to have in the future, banking (including loans and extensions of credit) transactions in the ordinary course of its business with its Directors, Executive Officers, members of their family, and their associates. Such banking transactions have been and are on substantially the same terms, including interest rates, collateral and repayment conditions, as those prevailing at the same time for comparable transactions with others and do not involve more than the normal risk of collectibility or present other unfavorable features.

As of December 31, 2004 and 2003, the Bank had outstanding $327,497 and $443,103, respectively, in loans to Directors, Executive Officers, members of their family and their associates, which represents 1.17% and 1.68%, respectively of capital. Federal banking laws and regulations limit the aggregate amount of indebtedness that banks may extend to bank insiders. Pursuant to such laws, the Bank may extend credit to Executive Officers, Directors, Principal Stockholders or any related interest if the amount of all outstanding extensions of credit to such individual, does not exceed the Bank’s unimpaired capital and unimpaired surplus. As of December 31, 2004, the aggregate amount of extensions of credit to insiders was below this limit.

The Bank and the Company from time to time do business with Directors of the Bank and the Company. In 2004, the Bank did business with Fisher and George Electrical Co., Inc., of which Director Fisher is the sole stockholder. The work was related to general electrical work in the amount of $31,480. In 2004, the Bank did business with the law firm of Glovsky & Glovsky of which Director Glovsky is a partner, for legal work in the amount of $65,626. In 2004, the Bank did business with Morgan and Douglas Planning and Research, of which Director Douglas is the sole stockholder. The work was related to market analysis in the amount of $400.

PERFORMANCE GRAPH

Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company’s Common Stock, based on the market price of the Company’s Common Stock with the total return of companies within the Russell 2000, and the SNL $250M-$500M Bank Index. The calculation of total cumulative return assumes a $100 investment made on December 31, 1999 in each of the Company’s Common Stock, the Russell 2000, and the SNL $250M-$500M Bank Index and reflects the total return on such investments through December 31, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and Regulations of the SEC, the Company’s Executive Officers and Directors must file reports of ownership and changes in ownership with the SEC. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company, no Executive Officer or Director of the Company failed to file any such reports.

PROPOSAL THREE

RATIFICATION OF THE APPOINTMENT

OF INDEPENDENT AUDITOR

Stockholders are asked to consider and ratify the appointment of Shatswell, MacLeod & Company, P.C. as independent auditor to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2005. If shareholders do not ratify the appointment of Shatswell, MacLeod & Company, P.C., the Audit Committee will consider the vote of shareholders in selecting the independent auditor in the future. Shatswell, MacLeod & Company, P.C. has served as the independent auditor for the Company for the fiscal year ended December 31, 2004. It is anticipated that representatives of the firm Shatswell, MacLeod & Company, P.C. will be present at the Annual Meeting and will be provided an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

1.	Audit Fees.

The aggregate fees billed by Shatswell, MacLeod & Company, P.C. for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2004 and reviews of the financial statements included in the Company’s Forms 10-Qs for the years ended December 31, 2004 and December 31, 2003 were $72,405 and $72,100, respectively.

The nature of services consisted of the annual audit and certification of the financial statements of the Company and all subsidiaries.

2.	Audit-Related Fees.

There were no fees billed in each of the last two (2) years for assurance and related services by Shatswell, MacLeod & Company, P.C. that are reasonably related to performance of the audit or review of Company’s financial statements that are not reported under “Audit Fees.”

3.	Tax Fees.

The aggregate fees billed in each of the last two (2) years for professional services rendered by Shatswell, MacLeod & Company, P.C. for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2004 and December 31, 2003 were $9,550 and $8,600, respectively.

4.	All Other Fees.

The aggregate fees billed for services rendered by Shatswell, MacLeod & Company, P.C., other than the services covered above for the fiscal years ended December 31, 2004 and December 31, 2003 were $0 and $2,177, respectively.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditor, other than those listed under the de minimus exception. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to a particular service or category of services and is generally subject to a specific budget. The Audit Committee has not delegated pre-approval authority. The independent auditor and management are required to report to the full Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. None of the audited-related fees, tax fees or other fees paid in 2004 and 2003 were approved per the Audit Committee’s pre-approval policies.

The Audit Committee has considered and determined that the provision of services rendered by Shatswell, MacLeod & Company, P.C. relating to matters 2 through 4 above is compatible with maintaining the independence of such accountants.

The Board of Directors recommends a vote “FOR” the ratification of Proposal Three. Proxies solicited by the Board of Directors will be so voted unless stockholders specify a contrary choice on the proxy card. The proposal to ratify the appointment of Shatswell, MacLeod & Company, P.C. will be approved if a majority of the shares present or represented by proxy and voting on the proposal vote in favor of ratification.

PROPOSAL FOUR

2005 RESTRICTED STOCK PLAN

On January 25, 2005, the Board adopted the Beverly National Corporation 2005 Restricted Stock Plan (the “Restricted Stock Plan”). The Board believes that restricted stock awards can serve as an important element in attracting and retaining key employees; executive officers and directors who are expected to contribute to the Company’s growth and success. The Company does not currently have a restricted stock plan. In adopting the Restricted Stock Plan, the Board determined that no additional stock options would be granted pursuant to the Company’s existing stock option plans.

Summary of Restricted Stock Plan

The following is a brief summary of the Restricted Stock Plan. The following summary is qualified in its entirety by reference to the Restricted Stock Plan, a copy of which is included as Appendix B to this Proxy Statement and incorporated herein by reference.

Shares Subject to the Restricted Stock Plan

The number of shares of Common Stock which may be issued under the Restricted Stock Plan may not exceed 37,000 shares, not more than 5,550 of which may be awarded to Directors. If any restricted stock award is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such restricted stock award will again be available for grant under the Restricted Stock Plan.

On March 15, 2005, the last reported sale price of Common Stock on the over-the-counter market was $27.50 per share.

Eligibility to Receive Stock Awards

The Corporation’s executive officers and other key employees and directors are eligible to be granted restricted stock awards under the Restricted Stock Plan. The granting of restricted stock awards under the Restricted Stock Plan is discretionary, and the Board cannot currently determine whether restricted stock awards will be granted in the future to any particular person or group.

Description of Restricted Stock Grants

Restricted stock granted pursuant to the Restricted Stock Plan are subject to forfeiture in the event that the conditions specified in the applicable restricted stock agreements are not satisfied prior to the end of the applicable restriction period established for such restricted stock award. The restricted stock becomes vested, and not subject to forfeiture, in one or more installments, upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Company or any subsidiary or department of certain performance goals, as the Compensation Committee shall decide in each case when the restricted stock is awarded. The restricted stock agreements will also provide that one-half of each restricted stock award that vests will not be transferable for an additional period of time not to exceed ten (10) years from the date of grant, except with the prior written consent of the Compensation Committee.

In the event of a sale of the Company, all shares of restricted stock will become fully vested. Also, upon the death or disability of a participant, all shares of restricted stock awarded to him or her will become fully vested. Generally, any shares of restricted stock that have not vested on the date of termination of employment or service as a Director are forfeited by such person when such person terminates employment with the Company.

Administration

The Restricted Stock Plan is administered by the Company’s Compensation Committee, who is appointed by the Board of Directors. The Compensation Committee has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Restricted Stock Plan and to interpret the provisions of the Restricted Stock Plan. Subject to any applicable limitations contained in the Restricted Stock Plan, the Compensation Committee selects the recipients of stock awards and determines:

•	the quantity of such stock awards; and

•	the conditions, terms and limitations of restricted stock awards to be set forth in a restricted stock agreement.

In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the Common Stock identified by the Compensation Committee, the Compensation Committee, in its sole discretion, may make such adjustments, if any, in (i) the number and type of shares authorized for issuance by the Restricted Stock Plan and (ii) the number and type of shares specified in any applicable restricted stock agreement.

Amendment or Termination

No restricted stock grant may be made under the Restricted Stock Plan after January 24, 2010. The Board of Directors may at any time amend, suspend or terminate the Restricted Stock Plan.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to restricted stock grants granted under the Restricted Stock Plan.

Tax Consequences to the Holder

A participant will recognize ordinary compensation income upon the grant of a stock award that is not a restricted stock award in an amount equal to the difference between the fair market value of the Common Stock at the time the stock award is granted and the purchase price paid for the Common Stock, if any.

A participant will not recognize taxable income upon the grant of a restricted stock award, unless the participant makes an election under Section 83(b) of the Internal Revenue Code (a Section 83(b) Election”). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the restricted stock award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the restricted stock award is granted and the purchase price paid for the Common Stock, if any. If a participant makes a Section 83(b) Election and then forfeits the Common Stock, such participant will not be permitted to reverse the amount of ordinary income recognized, but will have a capital loss of such amount. If a Section 83(b) Election is not made, the participant will recognize ordinary compensation income at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock, if any.

The participant will have a tax basis in the Common Stock acquired upon a restricted stock award equal to the sum of the price paid, if any, and the amount of ordinary compensation income recognized.

Upon the disposition of the Common Stock acquired pursuant to a stock award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant’s tax basis in the Common Stock. The gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period will begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the date the restricted stock award is granted, if a Section 83(b) Election is made. In the case of a stock award that is not a restricted stock award, the holding period will begin just after the date on which the stock award is granted.

This description is only a summary of current law and does not reflect any tax consequences in any other jurisdiction. Each participant is urged to seek advice from his or her personal tax adviser.

Tax Consequences to the Company

The Company generally will be entitled to a business expense deduction with respect to any ordinary compensation income recognized by a participant under the Restricted Stock Plan at the same time that the participant recognizes ordinary compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code. In general, the sale of any Common Stock acquired under the Restricted Stock Plan will not have any tax consequences to the Company.

The Board of Directors recommends that you vote “FOR” the approval of Proposal Four. The affirmative vote of a majority of the shares voting in person or by proxy is required to approve Proposal Four.

PROPOSAL FIVE

OTHER MATTERS

At the time of the preparation of this proxy material, the Board of Directors of the Company does not know of any other matter to be presented for action at the Annual Meeting. If any other matters should properly come before the meeting, proxy holders shall have discretionary authority to vote their shares according to their best judgment.

STOCKHOLDER PROPOSALS

Any proposal that a Company stockholder wishes to have included in the Company’s Proxy Statement and form of Proxy relating to the Company’s 2006 Annual Meeting of Stockholders under Rule 14a-8 of the SEC must be received by the Company’s Clerk, Paul J. Germano, 240 Cabot Street, Beverly, MA 01915 by November 24, 2005. Nothing in this paragraph shall be deemed to require the Company to include in its Proxy Statement and form of Proxy for such meeting any stockholder proposal that does not meet the requirements of the SEC in effect at the time.

AMENDMENTS TO BYLAWS

In accordance with recent developments in the law regarding corporate governance and procedures, as well as emerging trends in corporate governance, the Board of Directors has made various amendments to the Company’s Bylaws, including provisions regarding the Annual Meeting Date and Director qualifications and the Board’s committee structure. A copy of the Company’s Bylaws, as amended, may be obtained without charge by any stockholder upon written request to:

Peter E. Simonsen, Treasurer

Beverly National Corporation

240 Cabot Street

Beverly, Massachusetts 01915

STOCKHOLDER INFORMATION

The Company’s Annual Report on Form 10-K for the year ended December 31, 2004 is filed with the SEC and may be obtained without charge by any stockholder upon written request to:

Peter E. Simonsen, Treasurer

Beverly National Corporation

240 Cabot Street

Beverly, Massachusetts 01915

The Company’s 2004 Annual Report accompanies this document and is not incorporated by reference.

By Order of the Board of Directors

Paul J. Germano
Clerk

Beverly, Massachusetts

March 25, 2005

Appendix A

BEVERLY NATIONAL CORPORATION

Audit Committee Charter

Audit Committee Responsibilities

The primary function of the Audit Committee (the “Committee) is to assist the Board of Directors in fulfilling its financial oversight responsibilities to the shareholders, potential shareholders and investment community. The Committee shall review the quality and integrity of the company’s financial reports and other financial information; the Company’s systems of internal controls and ethics policies that management and the Board have established; and the Company’s auditing, accounting and financial reporting process. The Committee will maintain open communications between the directors, the independent auditor, the internal auditor, and financial management of the Corporation. Consistent with this function, the Committee should foster adherence to, and should encourage continuous improvement of, the Company’s policies, procedures and practices. The Committee’s primary duties and responsibilities are to:

•	Review and reassess the adequacy of this Charter on an annual basis. The Board of Directors will approve this Charter initially, as amended, and at least annually.

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	Pre-approve all auditing services and non-audit services, other than those that are listed under the de minimus exception, that the independent auditor provides to the Corporation. The Committee must document all non-audit services performed by the independent auditor that the Committee pre-approves. The Committee may delegate to one or more of its members the authority to grant such required pre-approvals. The decisions of any member to whom authority is delegated to pre-approve an activity requiring pre-approval shall be presented to the full Committee at each of its meetings.

•	Review and discuss with management and the independent auditor any changes in accounting principles.

•	Review the Company’s annual financial statements rendered by the independent auditor. The Committee shall review with management and the independent auditor the financial statements to be included in the Corporation’s Annual Report on Form 10-K. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards to ensure the independent auditor is satisfied with the disclosure and content of the financial statements to be presented to the shareholders.

•	Be responsible for obtaining a formal written statement detailing all relationships between the independent auditor and the Corporation and its subsidiaries and affiliates consistent with Independence Standards Board Standard Number 1, Independence Discussions with Audit Committees.

•	Be responsible for actively engaging in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and for taking or recommending that the full Board take appropriate action to oversee the independence of the independent auditor.

•	Provide an open avenue of communication among the independent auditor, financial and senior management, and the Board of Directors.

•	Establish a budget on an annual basis. The Committee shall determine the appropriate funding to be provided by the Corporation for payment of compensation to the independent auditor employed by the Corporation for purposes of rendering an audit report. The Committee may hire outside consultants, as it deems necessary, and the Corporation shall provide funding for the payment of compensation to such consultants.

•	Establish procedures for employees to approach the Committee with confidential anonymous submission regarding any accounting concerns, irregularities, or auditing matters and maintain documentation pertaining to the concerns noted.

•	Investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. The Committee shall have access to legal counsel and have the authority and funding to engage independent counsel and any other advisors as the Committee may determine to be necessary to carry out its duties and responsibilities.

•	Submit the minutes of all meetings of the Committee to the Board of Directors.

Membership

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Members may not accept any consulting, advisory, or other compensatory fee from the Corporation or any of its subsidiaries. Committee members are also prohibited from being an affiliated person of the Corporation or any of its subsidiaries. Independence will be determined by reference to the Listing Standards and Rules of the American Stock Exchange and Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) as amended by the Sarbanes-Oxley Act of 2002. The Committee shall certify that all members of the Committee are financially literate and shall have a working familiarity with basic finance practices. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including current or past service as a chief executive, chief financial or other senior officer with financial oversight responsibilities, accounting or related financial management expertise. The Committee will appropriately document whether any of its members is a “Financial Expert” as defined by Item 401 of Regulation S-K of the Securities and Exchange Commission’s Regulations.

Meetings

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the independent auditor, and the internal auditor in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. Among the items to be discussed in these meetings are the independent auditor’s evaluation of the Corporation’s financial, accounting, and auditing personnel, and the cooperation that the independent auditor received during the course of the audit.

Independent Auditor

The Committee shall meet with the independent auditor and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion review such audit, including any comments or recommendations of the independent auditor.

The Committee in its capacity as a committee of the Board of Directors shall be directly responsible for the appointment, compensation and oversight of the work of the independent auditor employed by the Company (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such independent auditor shall report directly to the Committee.

The Committee will review the performance of the independent auditor and approve any proposed discharge of the independent auditor by management.

The Committee will periodically consult with the independent auditor out of the presence of management about internal controls and the fullness and accuracy of the Company’s financial statements.

Internal Auditor

The Committee will oversee the internal audit function, including approval of any outsourcing or co-sourcing arrangements and verify that the internal controls are in place and being adhered to. The Committee will meet on a quarterly basis to discuss all internal audits and Management’s responses to those audits completed in the previous quarter. The Committee will review the status of in process exams and any fraud investigations. The Committee will review the Internal Audit program annually.

The Committee shall review the independence and authority of its reporting obligations; the proposed audit plans for the coming year, and the coordination of such plans with the independent auditor. Progress on the proposed internal audit plan will be reviewed, with explanations for any deviations from the original plan.

The Committee is responsible for the appointment and approval of the director of internal audit or equivalent position. The Committee will evaluate the Internal Auditor’s performance on an annual basis.

Financial Reporting Process

The Committee will review the integrity of the Company’s financial reporting process. The Committee shall review the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new of more detailed controls or procedures are desirable. Emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. The Committee should periodically review Company policy statements to determine their adherence to the code of conduct.

The Committee will consider the independent auditor’s judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

Following completion of the annual audit, the Committee will review separately with management and the independent auditor any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

The Committee will review, with management, annual and quarterly financial statements.

The Committee will review any significant disagreement among management and the independent auditor in connection with the preparation of the financial statements.

Reports of the Committee

The Committee shall prepare a report suitable for appropriate disclosure as may be required in the Corporation’s annual meeting proxy statement concerning the Committee’s review of the Corporation’s financial statements and disclosing whether the Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s annual report and addressing such other issues as may be required by the Amex Rules or the Securities Exchange Act of 1934, as amended, as well as the Regulations of the Securities Exchange Commission promulgated pursuant thereto.

The Committee shall report to the Board of Directors which will make appropriate disclosures regarding whether each member of the Committee is an independent director within the meaning of the Amex Rules, whether each member is financially literate and whether any member is a “Financial Expert”.

Compliance With Laws and Regulations

The Committee, in consultation with the Risk Management Committee, will review management policies and procedures for monitoring compliance.

The Committee will oversee the performance of the Company’s commitments resulting from regulatory exams.

The Committee will perform such other activities consistent with this Charter, the Company’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

Board Approved February 22, 2005

Appendix B

THE BEVERLY NATIONAL CORPORATION

2005 RESTRICTED STOCK PLAN

On January 25, 2005, the Board of Directors adopted the Beverly National Corporation 2005 Restricted Stock Plan. The Board believes that restricted stock awards can serve as an important element in attracting and retaining key employees, executive officers and directors who are expected to contribute to the Company’s growth and success. The Company does not currently have a restricted stock plan. In adopting the Restricted Stock Plan, the Board determined that no additional stock options will be granted pursuant to the Company’s existing stock option plans.

Description of Restricted Stock Grants

Restricted stock granted pursuant to the Restricted Stock Plan becomes vested upon the happening of certain specified events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Company of certain performance goals, as the Compensation and Benefits Committee may provide in restricted stock agreements, which are executed in each case when restricted stock grants are awarded. Restricted stock agreements provide that subsequent to vesting one-half of each restricted stock grant vested pursuant to the Restricted Stock Plan will not be transferable for an additional period of time not to exceed ten (10) years from the date of grant of the restricted stock, except with the prior written consent of the Company.

Shares of Common Stock under a restricted stock grant become fully vested, in the event of a sale of the Company or upon death or disability. Generally, any shares of restricted stock that have not vested on the date of the termination of employment are forfeited by such person when such person terminates employment with the Company.

In addition, restricted stock grants are subject to forfeiture in the event that the conditions specified in the applicable restricted stock agreement are not satisfied prior to the end of the restriction period established for such restricted stock grant.

Eligibility to Receive Grants of Restricted Stock Awards

Executive officers and other key employees and directors are eligible to be granted restricted stock awards under the Restricted Stock Plan. The granting of restricted stock awards under the Restricted Stock Plan is discretionary, and the Board cannot currently determine whether stock awards will be granted in the future to any particular person or group. The aggregate number of shares of Common Stock which may be issued under the Restricted Stock Plan may not exceed 37,000 shares and not more than 5,550 of such amount may be awarded to directors.

On March 15, 2005, the last reported sale price of the Common Stock on the over-the-counter market was $27.50 per share.

Administration

The Restricted Stock Plan is administered by the Company’s Compensation and Benefits Committee appointed by the Board of Directors. The Compensation and Benefits Committee has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Restricted Stock Plan and to interpret the provisions of the Restricted Stock Plan. Subject to any applicable limitations contained in the Restricted Stock Plan, the Compensation and Benefits Committee selects the recipients of stock awards and determines:

•	the quantity of such stock awards; and

•	the conditions, terms and limitations of restricted stock awards to be set forth in a restricted stock agreement.

In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the Common Stock identified by the Compensation and Benefits Committee, the Compensation and Benefits Committee, in their sole discretion, may, make such adjustments, if any, in (i) the number and type of shares authorized for issuance by the Restricted Stock Plan and (ii) the number and type of shares specified in any applicable restricted stock agreement. If any restricted stock award is terminated, surrendered, canceled or forfeited, the unused shares of the Common Stock covered by such restricted stock award will again be available for grant under the Restricted Stock Plan.

Amendment or Termination

No restricted stock grant may be made under the Restricted Stock Plan after January 24, 2010. The Board of Directors may at any time amend, suspend or terminate the Restricted Stock Plan.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to restricted stock grants granted under the Restricted Stock Plan.

Tax Consequences to the Holder

A participant will recognize ordinary compensation income upon the grant of a stock award that is not a restricted stock award in an amount equal to the difference between the fair market value of the Common Stock at the time the stock award is granted and the purchase price paid for the Common Stock, if any.

A participant will not recognize taxable income upon the grant of a restricted stock award, unless the participant makes an election under Section 83(b) of the Internal Revenue Code (a Section 83(b) Election”). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the restricted stock award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the restricted stock award is granted and the purchase price paid for the Common Stock, if any. If a participant makes a Section 83(b) Election and then forfeits the Common Stock, such participant will not be permitted to reverse the amount of ordinary income recognized, but will have a capital loss of such amount. If a Section 83(b) Election is not made, the participant will recognize ordinary compensation income at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock, if any.

The participant will have a tax basis in the Common Stock acquired upon a restricted stock award equal to the sum of the price paid, if any, and the amount of ordinary compensation income recognized.

Upon the disposition of the Common Stock acquired pursuant to a stock award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant’s tax basis in the Common Stock. The gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period will begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the date the restricted stock award is granted, if a Section 83(b) Election is made. In the case of a stock award that is not a restricted stock award, the holding period will begin just after the date on which the stock award is granted.

This description is only a summary of current law and does not reflect any tax consequences in any other jurisdiction. Each participant is urged to seek advice from his or her personal tax adviser.

Tax Consequences to the Company

The Company generally will be entitled to a business expense deduction with respect to any ordinary compensation income recognized by a participant under the Restricted Stock Plan at the same time that the participant recognizes ordinary compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code. In general, the sale of any Common Stock acquired under the Restricted Stock Plan will not have any tax consequences to the Company.

BEVERLY NATIONAL CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

April 26, 2005

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned shareholder of BEVERLY NATIONAL CORPORATION hereby nominates, constitutes and appoints E. James Kroesser and David L. Ray each of them (with full power to act alone), true and lawful attorneys, agents and proxies, with power of substitution to each, to attend the 2005 Annual Meeting of the Shareholders of said Company to be held at the Danvers office of Beverly National Bank, 107 High Street, Danvers, Massachusetts, on April 26, 2005 at 9:00 a.m., local time, and any adjournments thereof, and thereat to vote or otherwise act in respect of all the shares of capital stock of said Corporation that the undersigned shall be entitled to vote, with all powers the undersigned would possess if personally present, upon the following matters:

	FOR	AGAINST	ABSTAIN
A. 1. Fixing the number of directors who shall constitute the full Board of Directors at eleven.	( )	( )	( )

2. Election of the following individuals as directors of the Company, who, together with the directors whose terms of office do not expire at this meeting, will constitute the full Board of Directors.

a. Donat A. Fournier	( )	( )	( )

b. Mark B. Glovsky	( )	( )	( )

c. Kevin M. Burke	( )	( )	( )

3. Ratification of the appointment of Shatswell, MacLeod & Company, P.C. as independent auditors of the Company for the fiscal year ending December 31, 2005.	( )	( )	( )

4. Adopt the 2005 Restricted Stock Plan.	( )	( )	( )

5. Whatever other business may be brought before said meeting or any adjournment thereof.	( )	( )	( )

B.	IF ANY OF THE INDIVIDUALS LISTED AS A NOMINEE FOR DIRECTOR IN THE PROXY STATEMENT DATED MARCH 25, 2005 AND THE ACCOMPANYING NOTICE OF SAID MEETING IS UNAVAILABLE AS A CANDIDATE OR ANY OTHER NOMINATION IS MADE OR IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON OR PERSONS ACTING HEREUNDER UNLESS EITHER “AGAINST” OR “ABSTAIN” IS INDICATED IN RESPONSE TO ITEM A.5 ABOVE.

THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT.

Dated: March 25, 2005

(Signature of Shareholder)

(Signature of Shareholder)
When acting as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign.	No. of Shares: